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                                                                 EXHIBIT 23.1


                   CONSENT OF GERSTEN, SAVAGE & KAPLOWITZ, LLP

The undersigned, Gersten, Savage & Kaplowitz, LLP, hereby consents to the use of our name and of our opinion for Med-Emerg International Inc. (the "Company") as filed with its Registration Statement on Form F-4, and any amendments thereto.


                                        /s/ GERSTEN, SAVAGE & KAPLOWITZ, LLP
                                        ------------------------------------
September 7, 1999                       Gersten, Savage & Kaplowitz, LLP